Exhibit 10.1

MODIFICATION NO. 1 TO

MISSION ENERGY HOLDING COMPANY

AMENDED AND RESTATED TAX ALLOCATION AGREEMENT

This Modification No. 1 (“Modification”) dated as of November 15, 2012, to the Mission Energy Holding Company Amended and Restated Tax Allocation Agreement (“Agreement”) entered into as of February 13, 2012, by and between Mission Energy Holding Company, a Delaware corporation (“MEHC”), Edison Mission Energy, a Delaware corporation (“EME”) and Capistrano Wind Holdings, Inc. a Delaware corporation (“CWHoldCo”) (together, the “First Tier Subsidiaries”), is issued by MEHC pursuant to Section 5 of the Agreement.

RECITALS

A.                                    Edison Mission Group, a California corporation (“EMG”), and its wholly owned subsidiaries, Edison Capital, Edison Enterprises, Edison O&M Services, MEHC and Mission Land Company entered into the Edison Mission Group and First Tier Subsidiaries Amended and Restated Tax Allocation Agreement dated as of February 13, 2012 (“EMG Agreement”).

B.                                    On November 15, EMG modified the EMG Agreement (“EMG Agreement Modification”).

C.                                    Section 5 of the Agreement provides that the Agreement is modified to the same extent and as of the same effective date as the modification of the EMG Agreement.

D.                                    This Modification reflects the modification deemed made under Section 5 of the Agreement as a result of the EMG Agreement Modification.

E.                                     Terms used and not defined herein have the meanings given them in the Agreement.

MODIFICATION

NOW, THEREFORE, the Agreement is modified to reflect the EMG Agreement Modification as follows:

Section 1.                                          Modification of Section 5.  Section 5 of the Agreement is modified to add at the end thereof the following:  “Notwithstanding anything in this Agreement to the contrary, this Agreement shall expire by its terms with respect to EME and its Lower Tier Subsidiaries at the close of the tax year ending December 31, 2013, unless sooner terminated or extended with respect to EME and its Lower Tier Subsidiaries in accordance with this Agreement.  Any termination or expiration shall not relieve any person of any obligation arising under this Agreement with respect to any tax year commencing prior to the date of termination or expiration.”

Section 2.                                          Modification of Recital C.  Recital C is modified to add at the end thereof the following:  “On and as of November 15, 2012 EMG modified the EMG Agreement to provide that for purposes of the EMG Agreement, with respect to taxable periods ending after the year of termination or expiration of this Agreement with respect to EME, the term ‘Subsidiaries’ does not include EME or any of EME’s direct or indirect subsidiaries (‘EMG Agreement Modification’).”

Section 3.                                          Modification of Recital D.  Recital D is modified to add at the end thereof the following:  “To properly reflect the EMG Agreement Modification, for purposes of this Agreement, with respect to taxable periods ending after the year of termination or expiration of this Agreement with respect to EME, the terms ‘First Tier Subsidiaries’ and ‘Subsidiaries’ do not include EME, and the term ‘Subsidiaries’ does not include any of EME’s direct or indirect subsidiaries.”

Section 4.                                          Effective Date.  This Modification is effective as of November 15, 2012.

MEHC executes this Modification by its signature of its authorized officer, as of the effective date hereof.

MISSION ENERGY HOLDING COMPANY

/s/ Mark C. Clarke

Name: Mark C. Clarke, President
Duly Authorized Representative